Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent
P.M.I. Comercio Internacional, S.A. de C.V. (P.M.I. International Commerce, Inc.)	98.33	Petróleos Mexicanos
P.M.I. Holdings, B.V.	100.00	Petróleos Mexicanos
P.M.I. Holdings Petróleos España, S.L.	100.00	Petróleos Mexicanos
Instalaciones Inmobiliarias para Industrias, S.A. de C.V. (Real Estate Industrial Installations, Inc.)	100.00	Petróleos Mexicanos
Integrated Trade Systems, Inc.	100.00	Petróleos Mexicanos
Kot Insurance Company AG.	100.00	Petróleos Mexicanos

Pemex-Gas and Basic Petrochemicals

Company	% of Participation	Parent
Mex Gas Internacional, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals
Pan American Sulphur Co., Ltd.	100.00	Pemex-Gas and Basic Petrochemicals
Pasco International, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals
Terrenos para Industrias, S.A. (Land for Industry, Inc.)	100.00	Pemex-Gas and Basic Petrochemicals
CH4 Energía, S.A.	50.00	Pemex-Gas and Basic Petrochemicals
Gasoductos de Chihuahua, S. de R.L. de C.V.	50.00	Pemex-Gas and Basic Petrochemicals

Pemex-Exploration and Production

Company	% of Participation	Parent
Cía. Mexicana de Exploraciones, S.A.	60.00	Pemex-Exploration and Production
P.M.I. Marine, Ltd.	100.00	Pemex-Exploration and Production
Administración Portuaria Integral de Dos Bocas, S.A. de C.V.	40.00	Pemex-Exploration and Production

P.M.I. Group

Company	% of Participation	Parent
P.M.I. Services B.V.	100.00	P.M.I. Holdings, Petróleos España, S.L.
P.M.I. Services North America Inc.	44.45	P.M.I. Holdings, Petróleos España, S.L.
	55.55	P.M.I. Norteamérica, S.A. de C.V.
Pemex Services Europe, Ltd.	100.00	P.M.I. Holdings, Petróleos España, S.L.
Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, Petróleos España, S.L.
PMI Trading, Ltd.	48.50	Petróleos Mexicanos
	50.50	P.M.I. Holdings, Petróleos España, S.L.
	1.00	P.M.I. Norteamérica, S.A. de C.V.
PMI Holdings North America, Inc.	100.00	P.M.I. Norteamérica, S.A. de C.V.
PMI Norteamérica, S.A. de C.V.	28.30	P.M.I. Holdings, Petróleos España, S.L.
	71.70	P.M.I. Holdings, B.V.

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